UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2015

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices)  (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, effective July 31, 2015, Robert A. Mionis resigned from the board of directors (the “Board”) of Innovative Solutions and Support, Inc. (the “Company”).  Mr. Mionis was serving as a member of the Audit Committee and the Compensation Committee of the Board prior to his resignation.  On August 5, 2015, as a result of this resignation, the Company received a customary notice from  the Nasdaq Stock Market, LLC (“Nasdaq”) that it was no longer in compliance with (a) Nasdaq Listing Rule 5605(c)(2)(A), which requires that a listed company’s audit committee be comprised of at least three members, all of whom are independent, and (b) Nasdaq Listing Rule 5605(d)(2)(A), which requires that a listed company’s compensation committee be comprised of at least two members, all of whom are independent.

While the Board will determine a suitable member to replace Mr. Mionis on the Audit Committee and the Compensation Committee, in accordance with Nasdaq Listing Rules 5605(c)(4) and 5605(d)(4), respectively, the Company has a cure period until the earlier of the Company’s next annual stockholders’ meeting or July 31, 2016 to add a third member to the Audit Committee and a second member to the Compensation Committee and regain compliance.  The Company expects to comply with the Nasdaq audit and compensation committee requirements within the specific cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: August 6, 2015	By:	/s/ Relland Winand
Relland Winand
Chief Financial Officer